Exhibit 10.10.1

AMENDMENT ONE TO THE

BONANZA MINE SUPPLY AGREEMENT

This AMENDMENT ONE (this “Amendment”) to the Bonanza Mine Supply Agreement between Intel Corporation (“Intel”) and GRIID Infrastructure LLC, on behalf of itself and its Affiliates (“Company”) dated as of September 8, 2021, as may be amended from time to time (the “Agreement”), is entered into and effective as of September 9, 2022 (the “Agreement One Effective Date”). All capitalized terms used in this Amendment but not defined herein will have the meanings given them in the Agreement, as applicable.

WHEREAS Intel and GRIID entered into the Bonanza Mine Supply Agreement dated as of September 8, 2021 (the “Agreement”) under which Intel has agreed to supply and GRIID is obligated to purchase certain quantities of BZM2, and

WHEREAS the parties wish to amend the reservation quantity, delivery date and payment terms of the Agreement, among other things, as stated below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree that the Agreement is amended as follows:

1.	Amendment to Addendum B-1. Addendum B-1 and its accompanying Exhibit 1 are deleted in their entirety and replaced with the Addendum B-1 and Exhibit 1 attached hereto as Exhibit A.

2.

Binding Purchase Order. Company hereby submits to Intel a binding, non-cancellable purchase order for [***] units of BZM2 attached hereto in Exhibit 2 to Addendum B-1 simultaneously upon the execution of this Amendment effective on the Amendment One Effective Date.

3.	Support. Intel agrees to continue providing technical support and Reference Design Materials to GRIID consistent with the terms under Addendum D-1 and other relevant provisions in the Agreement.

4.

Effect of this Amendment. The Agreement shall continue in full force and effect as amended by this Amendment and any other Amendments, and the Agreement, together with its Amendments, constitute the entire agreement of the parties with respect to the matters set forth herein. There are no other agreements, commitments or understandings among the parties with respect to the matters set forth herein. In the event of any conflict or inconsistency between the provisions of this Amendment and the provisions of the Agreement, the provisions of this Amendment shall govern and control. From and after the date hereof, all references to the Agreement shall be deemed to mean the Agreement as amended by this Amendment.

In Witness Whereof, the parties’ authorized representatives have executed this Amendment as of the last date written below.

INTEL CORPORATION		GRIID INFRASTRUCTURE LLC

By:	/s/ Jose Rios	By:	/s/ James D Kelly
Name:	Jose Rios	Name:	James D Kelly
Title:	VP & GM of Custom Solutions, AXG	Title:	Founder & CEO
Date:	September 13, 2022	Date:	9/12/2022

Addendum B-1

BZM2 ORDERING, PRICING, AND RELATED TERMS

In the event of a conflict between this Addendum B-1 and Addendum A or the Agreement, the order of precedence shall be as set forth in Section 5.13 (Order of Precedence) of the Agreement. Capitalized terms will have the meanings given them in the Agreement or Addendum A to the Agreement or in this Addendum B-1. Any terms defined in this Addendum B-1 are applicable to this Addendum B-1 only and do not apply to the Agreement or other Addenda.

1.

Covered Blockchain Accelerators. This Addendum B-1 applies to the BZM2 Blockchain Accelerators specified in Exhibit 1 to this Addendum B-1 and for which specifications and reference designs are provided in Addenda C-1 and D-1. .

2.	BZM2 Supply Reservation and Deposit.

2.1.	2022 Supply Reservation Quantity (“2022 Reservation Quantity”): [***] units

2.2.

Supply reservation deposit (“Deposit”): $[***] USD due within ten (10) business days from the Effective Date of this Agreement. The parties acknowledge that the $[***] USD Deposit has been paid in full by Company in September 2021.

2.3.	Delivery Window for 2022 Reservation Quantity (“Delivery Window”): June 2022 – September 30, 2022

2.4.	Deposit Credit, Refund and Forfeiture.

2.4.1.

The Deposit will be applied as a credit to the purchase price of BZM2 for the 2022 Reservation Quantity on accepted Orders for delivery during the Delivery Window in accordance with the pricing table (with dates and quantities) set forth in Exhibit 1 to this Addendum B-1.

2.4.2.

Provided Intel has offered Company BZM2 units for delivery during the Delivery Window equal to or greater than 2022 Reservation Quantity by September 30, 2022, Company will forfeit any remaining Deposit balance not credited towards an open Order. The Deposit will be forfeited as of September 30, 2022.

2.5.

Purchase Commitment. During the Delivery Window, Company is obligated to purchase at least the 2022 Reservation Quantity from Intel. All Orders for the 2022 Reservation Quantity must be placed by or on the Amendment One Effective Date. In addition to the 2022 Reservation Quantity, Company further agrees to purchase additional 1,000,000 units in the first half of 2023 with dates and quantities set forth in Exhibit 1 to this Addendum B-1 below.

3.	SKUs and Pricing. See Exhibit 1 of this Addendum

4.	Ordering.

4.1.

Purchase Orders. Company shall place non-cancellable Orders according to the dates and quantities set forth in Exhibit 1 to this Addendum B-1. Intel will respond to Company’s Order with an Order Acknowledgement. Each Order is subject to the terms of this Agreement, in particular Addendum A (Terms and Conditions of Sale for Bonanza Mine), and will specify the quantity, price, and shipment instructions.

4.2.

Delivery and Quantities. Delivery dates and quantity availability, as described in Intel’s Order Acknowledgement, are an essential part of each Order, and Intel will make reasonable efforts to deliver the BZM2 units in accordance with the agreed dates, subject to Intel’s suppliers’ available capacity and manufacturing yield.

5.	Payment.

5.1.	Company Information. Company will provide customary financial information to Intel for the purposes of setting up a direct purchase account and completing a credit check.

5.2.

Payment. Other than with respect to the [***] units purchased in June 2022 (which have been fully paid and shipped by Intel), full payment to Intel for each Order acknowledged will be due 10 days prior to Intel’s shipment date (“Ship Date”) as set forth in the table in Exhibit 1 of this Addendum B-1. If Company does not pay by the due date (“Due Date”) set forth in the table, Intel will hold shipment until payment is received. If payment is not received within 30 days of the Due Date, Intel reserves the right to cancel the Order in its entirety without refund to Company and Company’s default will be considered a material breach of the Agreement for which Intel may immediately terminate the Agreement.

5.3.	Intel Banking Information for Payments

Bank Account information for payment is listed below and is applicable to electronic transactions only. Intel may change the payment instructions with advanced written notice. Company must comply with the conditions contained in the Intel Corporation Money Laundering Prevention Policy (as provided to you from time-to-time by Intel). Intel may refuse to accept forms of payment mentioned as unacceptable in that policy.

INTEL CORPORATION

[***]

Exhibit 1 to Addendum B-1

BZM2 Price List

The pricing and application of the Deposit is set forth in the table below. For the avoidance of doubt, the [***] units purchased in June 2022 has been fully paid by Company and shipped by Intel. In addition to the two existing orders totaling [***] units, Company hereby places a non-cancellable Order for additional [***] units to meet the 2022 Reservation Quantity effective on the Amendment One Effective Date. Company further agrees to purchase additional [***] units in the first half of 2023 with dates and quantities as set forth in the table below.

[***]

Specifications for each of the BZM2 SKUs included in this Exhibit 1 are specified in Addendum C-1to the Agreement.

Exhibit 2 to Addendum B-1

Purchase Order